Exhibit 10.4
FIRST AMENDMENT
TO FIVE YEAR REVOLVING CREDIT AGREEMENT
THIS FIRST AMENDMENT TO FIVE YEAR REVOLVING CREDIT AGREEMENT (this “Amendment”) is dated as of April 23, 2013 and is entered into by and among Halliburton Company, a Delaware corporation (the “Borrower”), Citibank, N.A., as agent for the Banks (in such capacity, the “Agent”), and the Banks.
RECITALS
WHEREAS, the Borrower, the Banks and the Agent are parties to the Five Year Revolving Credit Agreement dated as of February 22, 2011 (the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.
WHEREAS, the parties desire to amend the Credit Agreement to increase the Commitments and make certain other changes as further set forth herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.Amendments to Credit Agreement.
(a)Amendments to Section 1.01.
i.Effective as of the First Amendment Effective Date (as defined below), Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in proper alphabetical sequence:
“First Amendment” means that certain First Amendment to Five Year Revolving Credit Agreement dated as of the First Amendment Effective Date among the Borrower, the Banks and the Agent.
“First Amendment Effective Date” means April 23, 2013.
ii.Effective as of the First Amendment Effective Date, Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions contained therein to read as follows:
“Agreement” means this Five Year Revolving Credit Agreement dated as of February 22, 2011 among the Borrower, the Banks and the Agent, as amended by the First Amendment and as further amended from time to time in accordance with the terms hereof.
“Eligible Assignee” means, with the consent of the Agent, the Issuing Banks and the Swingline Bank (which consents shall not be unreasonably withheld or delayed) and, so long as no Event of Default under Section 6.01(a) or 6.01(e) shall have occurred and be continuing, the Borrower (which consent shall not be unreasonably withheld or delayed) (a) any Bank, (b) any Affiliate of any Bank and (c) any other Person not covered by clause (a) or (b) of this definition; provided, however, that no assignment shall be made to (i) the Borrower or any Affiliate of the Borrower, (ii) to any Defaulting Bank, any Potential Defaulting Bank or any of their respective Subsidiaries, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this clause (ii), or (iii) to a natural person; and provided, further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof.
“Stated Termination Date” means, for any Bank, the earlier of (i) April 23, 2018 or such later day, if any, as may be in effect for such Bank pursuant to Section 2.21 and (ii) if such Bank becomes an Exercising Bank, the Early Maturity Date applicable pursuant to Section 2.22.
(b)Amendments to Section 2.12. Effective as of the First Amendment Effective Date, Section 2.12 of the Credit Agreement is hereby amended by inserting the following new Section 2.12(e) immediately after Section 2.12(d):
(e)    For purposes of this Agreement and to the extent permitted by applicable laws, all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, are deemed to have gone into effect and been adopted after the First Amendment Effective Date.
(c)Amendments to Section 4.01.
i.    Effective as of the First Amendment Effective Date, Section 4.01(e) of the Credit Agreement is hereby amended by replacing each instance of “December 31, 2010” with “December 31, 2012.”
ii.    Effective as of the First Amendment Effective Date, Section 4.01(f) of the Credit Agreement is hereby amended by replacing each instance of “December 31, 2010” with “December 31, 2012.”
(d)Amendments to Section 8.02. Effective as of the First Amendment Effective Date, Section 8.02(a)(i) of the Credit Agreement is hereby amended by replacing “2NW 18C” with “2NE 13H.”
(e)Amendments to Annex A. Effective as of the First Amendment Effective Date, Annex A to the Credit Agreement is hereby amended and restated with Annex A attached to this Amendment.
(f)Amendments to Schedule I. Effective as of the First Amendment Effective Date, Schedule I to the Credit Agreement is hereby amended and restated with Schedule I attached to this Amendment.
SECTION 2.Joinder of New Banks; Increase in Commitments; Bank Reallocation.
(a)    Effective as of the First Amendment Effective Date (i) each Bank identified on Schedule I attached hereto as an “Additional Bank” hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Bank thereunder and under each and every other Loan Document to which any Bank is required to be bound, to the same extent as if such Additional Bank were an original signatory thereto and (ii) each Additional Bank’s Revolving Credit Commitment is in the amount set forth on Schedule I attached hereto. Each Additional Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. Each Additional Bank represents and warrants that (A) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered pursuant to Section 5.01(d) thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to become a Bank, on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Bank, (B) it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Bank, and (C) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Bank. Each Additional Bank agrees that (y) it will, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (z) it will perform in accordance with their terms all of their obligations which by the terms of the Loan Documents are required to be performed of it as a Bank.
(b)    Effective as of the First Amendment Effective Date, the aggregate Revolving Credit Commitments are increased to $3,000,000,000, and each Bank agrees that its Commitments shall be the amounts set forth opposite such Bank’s name on Schedule I as amended by this Amendment. After giving effect to this Amendment and any Revolving Credit Advances made on the First Amendment Effective Date, (a) each Bank who holds Revolving Credit Advances in an aggregate amount less than its Pro Rata Share (after giving effect to this Amendment) of all Revolving Credit Advances shall advance new Revolving Credit Advances that shall be disbursed to the Agent and used to repay Revolving Credit Advances outstanding to each Bank who holds Revolving Credit Advances in an aggregate amount greater than its Pro Rata Share of all Revolving Credit Advances, (b) each Bank’s participation in each Letter of Credit and Swingline Advances, if any, shall be automatically adjusted to equal its Pro Rata Share (after giving effect to this Amendment) and (c) the Borrower shall pay any amounts required to compensate any Bank for any additional losses, costs or expenses pursuant to Section 8.04(b) to the same extent as if any reallocation of outstanding Revolving Credit Advances pursuant to this Amendment were deemed an optional prepayment made by the Borrower.
SECTION 3.Conditions to Effectiveness. This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):
(a)    The Agent shall have received each of the following, each in form and substance satisfactory to Agent, in its sole discretion, and, where applicable, each duly executed by each party thereto (each of which shall be deemed to constitute a “Loan Document” pursuant to the Credit Agreement):
i.this Amendment or counterparts hereof;
ii.the Notes to the order of the Banks to the extent requested by any Bank pursuant to Section 2.18 of the Credit Agreement;
iii.certified copies of the resolutions of the Board of Directors of the Borrower approving this Amendment and each Note delivered in connection herewith, and of all documents evidencing other necessary corporate or organizational action and governmental approvals, if any, with respect to each such Loan Document;
iv.a certificate of the secretary or an assistant secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and each Note delivered in connection herewith and the other documents to be delivered by the Borrower hereunder;
v.a certificate of a Responsible Officer stating the respective ratings by each of S&P and Moody’s of the senior unsecured long-term debt of the Borrower as in effect on the First Amendment Effective Date;
vi.a favorable opinion of Bruce A. Metzinger, Assistant Secretary and Senior Director for the Borrower, in form and substance reasonably acceptable to the Agent; and
vii.a favorable opinion of Mayer Brown, LLP, counsel for the Borrower, in form and substance reasonably acceptable to the Agent.
(b)    On the First Amendment Effective Date, the following statements shall be true and the Agent shall have received a certificate signed by a Responsible Officer, dated the First Amendment Effective Date, stating that:
i.the representations and warranties contained in Section 4.01 of the Credit Agreement (other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date) are correct on and as of the First Amendment Effective Date; and
ii.no event has occurred and is continuing that constitutes a Default or an Event of Default.
(c)    All accrued fees and reasonable out-of-pocket expenses of the Joint Lead Arrangers shall have been paid (including the reasonable fees and expenses of counsel to the Joint Lead Arrangers for which invoices have been submitted).
(d)    The Borrower shall have paid all accrued fees and reasonable out-of-pocket expenses of the Agent (including the reasonable fees and expenses of counsel to the Agent for which invoices have been submitted).
SECTION 4    Representations and Warranties. The Borrower hereby represents and warrants to the Agent and each of the Banks as follows:
(a)    The Borrower has all requisite organizational power and authority to execute, deliver and perform this Amendment.
(b)    The execution, delivery and performance by the Borrower of this Amendment and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action and (ii) do not contravene (A) the Borrower’s certificate of incorporation or by-laws, (B) any law, rule, regulation, order, writ, injunction or decree, or (C) any contractual restriction under any material agreements binding on or affecting the Borrower or any other contractual restriction the contravention of which would have a Material Adverse Effect.
(c)    No authorization, approval, consent, license or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required to be made or obtained by the Borrower for the due execution, delivery and performance of this Amendment.
(d)    This Amendment has been duly executed and delivered by the Borrower and constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.
(e)    After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
SECTION 5    Miscellaneous.
(a)    Reference to and Effect on the Credit Agreement and the other Loan Documents.
i.    On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
ii.    Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed by the Borrower. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Agent or the Banks.
iii.    This Amendment is a “Loan Document” for all purposes of the Credit Agreement.
(b)    Headings. Section and Subsection headings in this Amendment are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
(c)    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
(d)    Applicable Law. THIS AMENDMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AMENDMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW.
(e)    Integration/Conflict. This Amendment and the other Loan Documents represent the entire agreement of the Borrower, the Banks and the Agent with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the Banks or the Agent relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein.
(f)    Counterparts. This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.
(g)    Incorporation of Credit Agreement Provisions. The provisions contained in Section 8.13 (Jurisdiction; Damages), and Section 8.16 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	HALLIBURTON COMPANY

By:
Name:
Title:

CITIBANK, N.A., as Agent, as an Issuing Bank
and as a Bank
By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC, as an Issuing Bank and as a Bank
By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH,
as an Issuing Bank and as a Bank
By:
Name:
Title:
By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION,
as an Issuing Bank and as a Bank
By:
Name:
Title:

Credit Suisse AG, Cayman Islands Branch
as a Bank
By:
Name:
Title:
By:
Name:
Title:

DNB BANK ASA, as a Bank
By:
Name:
Title:
By:
Name:
Title:

GOLDMAN SACHS BANK, USA, as a Bank
By:
Name:
Title:

JPMORGAN CHASE BANK, NA., as a Bank
By:
Name:
Title:

LLOYDS TBS BANK PLC, as a Bank
By:
Name:
Title:
By:
Name:
Title:

MORGAN STANLEY BANK, N.A., as a Bank
By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank,
By:
Name:
Title:

U.S. BANK, NATIONAL ASSOCIATION, as a Bank
By:
Name:
Title:

WELLS FARGO BANK, N.A., as a Bank
By:
Name:
Title:

BANCO BILBAO VIZCAYA ARGENTARIA,
New York Branch S.A., as a Bank,
By:
Name:
Title:
By:
Name:
Title:

NORDEA BANK NORGE ASA, as a Bank,
By:
Name:
Title:

STANDARD CHARTERED BANK, as a Bank,
By:
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION, as a Bank,
By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as a Bank,
By:
Name:
Title:

STATE STREET BANK AND TRUST
COMPANY, as a Bank,
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as a Bank,
By:
Name:
Title:

BANK OF AMERICA, N.A., as a Bank,
By:
Name:
Title:

BARCLAYS BANK PLC, as a Bank
By:
Name:
Title:

BANK OF CHINA, NEW YORK BRANCH, as a Bank
By:
Name:
Title:

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Bank
By:
Name:
Title:
ANNEX A

“Applicable Commitment Fee Rate” means, for any date, the rate per annum set forth in the table below under the heading “Applicable Commitment Fee Rate” opposite the debt rating from S&P and Moody’s, respectively, in effect on such date for the senior unsecured long-term debt of the Borrower, with the higher of the two ratings to be determinative in the case where the ratings from S&P and Moody’s would result in different Applicable Commitment Fee Rates; provided, that if the debt rating from one of the Rating Agencies is more than one level below the debt rating from the other Rating Agency, then the debt rating one level below the higher of the two shall be used in determining the Applicable Commitment Fee Rate; provided further that (i) if only one Rating Agency has a rating in effect on such date for the senior unsecured long-term debt of the Borrower, then only such rating shall be used in determining the Applicable Commitment Fee Rate, and (ii) if neither Rating Agency has a rating in effect on such date for the senior unsecured long-term debt of the Borrower, then the lowest level (i.e., highest Applicable Commitment Fee Rate) shall be used in determining the Applicable Commitment Fee Rate:

S&P	Moody's	Applicable Commitment Fee Rate
> A+	> A1	6.0 bps
≥ A	≥ A2	8.0 bps
≥ A-	≥ A3	10.0 bps
≥ BBB+	≥ Baa1	15.0 bps
≥ BBB	≥ Baa2	20.0 bps
< BBB	< Baa2	25.0 bps

    “Applicable Margin” means, for any date, (a) with respect to Eurodollar Rate Advances, 100% of the Credit Default Swap Spread; provided that the Applicable Margin for Eurodollar Rate Advances shall neither be less than the applicable minimum rate nor greater than the applicable maximum rate as set forth in the table below opposite the debt rating from S&P and Moody’s, respectively, in effect on such date for the senior unsecured long-term debt of the Borrower, with the higher of the two ratings to be determinative in the case where the ratings from S&P and Moody’s would result in different Applicable Margins; provided, that if the debt rating from one of the Rating Agencies is more than one level below the debt rating from the other Rating Agency, then the debt rating one level below the higher of the two shall be used in determining the Applicable Margin; provided further that (i) if only one Rating Agency has a rating in effect on such date for the senior unsecured long-term debt of the Borrower, then only such rating shall be used in determining the Applicable Margin, and (ii) if neither Rating Agency has a rating in effect on such date for the senior unsecured long-term debt of the Borrower, then the lowest level (i.e., highest Applicable Margin) shall be used in determining the Applicable Margin and (b) with respect to Base Rate Advances, a rate per annum equal to the rate set forth in clause (a) above for Eurodollar Rate Advances less 1.00% (but in any event such percentage per annum not to be less that 0% per annum):

S&P	Moody's	Minimum Rate	Maximum Rate
> A+	> A1	0.25%	0.875%
≥ A	≥ A2	0.375%	1.00%
≥ A-	≥ A3	0.50%	1.25%
≥ BBB+	≥ Baa1	0.75%	1.375%
≥ BBB	≥ Baa2	1.00%	1.50%
< BBB	< Baa2	1.25%	1.75%

“CDS Spread Determination Date” means, (a) with respect to any Eurodollar Rate Advance, the date that is two Business Days prior to the first day of the Interest Period for any Eurodollar Rate Advance, and, for such Eurodollar Rate Advance with an Interest Period longer than three months, at the end of each successive three-month period after the first day of such Interest Period, and (b) with respect to any Base Rate Advance and Letters of Credit, as applicable, the First Amendment Effective Date and the last Business Day of each calendar quarter, commencing with the calendar quarter in which the First Amendment Effective Date occurs.
“Credit Default Swap Spread” means, for any CDS Spread Determination Date, the credit default swap spread applicable to the Borrower’s senior unsecured long-term debt with a five-year maturity as provided by the Reference Pricing Agent to the Agent and the Borrower after the close of business on the Business Day immediately preceding the CDS Spread Determination Date; provided that, if such Credit Default Swap Spread is not delivered by the Reference Pricing Agent to the Agent by 11:00 A.M. on the relevant CDS Spread Determination Date, then the Credit Default Swap Spread applicable to such CDS Spread Determination Date shall be (a) with respect to any Eurodollar Rate Advance, the applicable maximum rate as set forth in the table above opposite the debt rating from S&P and Moody’s, and (b) with respect to any Base Rate Advance, the Credit Default Swap Spread determined pursuant to clause (a) above less 1.00%. If the Agent shall determine that adequate and reasonable means do not exist for ascertaining the Credit Default Swap Spread as of any CDS Spread Determination Date, then the Borrower and the Banks shall negotiate in good faith for a period of up to thirty days after the Credit Default Swap Spread becomes unavailable (such thirty-day period, the “Negotiation Period”) to agree on an alternative method for establishing the Applicable Margin. The Applicable Margin at any CDS Spread Determination Date which falls during the Negotiation Period shall be based upon the then most recently available quote of the Credit Default Swap Spread (subject in any event to the maximum rates and the minimum rates as set forth above). If no such alternative method is agreed upon during the Negotiation Period, the Applicable Rate at any CDS Spread Determination Date subsequent to the end of the Negotiation Period shall be a rate per annum equal to the then most recently available quote of the Credit Default Swap Spread (subject in any event to the maximum rate and the minimum rate as set forth above). Initially, the Applicable Commitment Fee Rate and the Applicable Margin shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 3.01(b)(iv). Thereafter, each change in the Applicable Commitment Fee Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.